Exhibit 3.22

*  *  *

CODE OF REGULATIONS

OF

WESTERN ROW PROPERTIES, INC.

a Ohio corporation

with principal offices at

580 Walnut Street, Suite 825

Cincinnati, Ohio 45202

Adopted on September 14, 1992

*  *  *

Certified this     th day of                     , 1992

as being a true and complete copy of the

Code of Regulations

appearing on the corporate records of

WESTERN ROW PROPERTIES, INC.

Secretary

[Corporate Seal]

CODE OF REGULATIONS

OF

WESTERN ROW PROPERTIES, INC.

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section  1.        Annual Meeting.          The annual meeting of the shareholders shall be held Amended 10/2/92 2nd Tues Nov at a time and place to be designated by the Board of Directors. At such meeting, the shareholders shall elect the Board of Directors for the ensuing year and shall transact any other business which may be brought before them.

Section  2.        Special Meetings.          Special meetings of the shareholders may be called at any time by the Board of Directors, upon the same notice as is required for the annual meeting; provided, that notice of a special meeting shall specify the business to be considered thereat, and no other business shall be taken up or considered at such meeting, unless the owners of a majority of the entire capital shares are present and unanimously consent thereto.

Section  3.        Waiver of Notice.      Anything herein contained to the contrary notwithstanding, notice of any meeting of shareholders shall not be required as to any sharesholder who shall attend, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who in person or by proxy or attorney duly authorized, shall waive notice of the meeting in writing either before or after such meeting.

Section  4.        Determination of Voting Rights.     The Board of Directors is authorized, from time to time, to fix a day, not more than forty days prior to the day of holding any meeting of shareholders, as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined; and only shareholders of record on such day shall be entitled to notice or to vote at such meeting.

Section  5.        Quorum.          The holders of a majority of the shares entitled to vote in person or by proxy shall constitute a quorum at any meeting of shareholders, except in cases otherwise provided for by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section  6.        Shareholder Action Without A Meeting.          Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all shareholders consent in writing to the adoption of a resolution authorizing such action. The resolution together with the written consent thereto by the shareholders shall be filed in the regular minute books of the corporation.

ARTICLE II

DIRECTORS’ MEETING

Section  1.        Organizational Meeting.        The Secretary to whom such duty may be assigned, as hereinafter provided, shall notify the directors-elect of their election, and shall notify all the directors of the time at which they are required to meet for the purpose of organizing the new Board and of electing and appointing officers and committees for the ensuing year. Such meeting shall be appointed to be held on the day of the annual shareholders meeting or as soon thereafter as practicable.

Section  2.        Regular Meetings.          Regular meetings of the Board of Directors shall be held at such stated times and places as the Board may determine by resolution, from time to time. No notice of any such meeting need be given. In case the day appointed for a regular meeting should fall upon a legal holiday, such meeting shall be held on the following business day at the regularly appointed hour.

Section  3.        Special Meetings.          The Secretary to whom such duty may be assigned, as hereinafter provided, shall call special meetings of the Board of Directors, at any time, upon order of the Chairman of the Board or the President, or of any two directors. Notice of special meetings shall be served upon each director, personally, or shall be sent by mail or telephonic facsimile, addressed to him or her at the director’s residence or place of business, or at such other address as the director may designate, from time to time, at least twenty-four hours before the time appointed for the meeting. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Unless limited by the terms of the notice thereof, any and all business may be transacted at any special meeting.

Section  4.        Quorum.         A quorum of the Board shall consist of a majority of the Board.

–   2   –

Section  5.        Compensation of Directors and Officers.     The Board of Directors shall have authority to determine, from time to time, the amount of compensation which shall be paid to its members for attending meetings of the Board or of any committee appointed by the Board, and shall also fix the compensation of the officers of the Corporation.

Section  6.        Number of Directors.       The number of directors constituting the Board of Directors of the Company shall be not less than three (3) nor more than five (5) with the exact number to be fixed from time to time by resolution adopted by the vote of a majority of the entire Board of Directors or by the shareholders.

Section  7.        Board Action Without A Meeting.       Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board or of such committee consent in writing to the adoption of a resolution authorizing such action. The resolution together with the written consents thereto by the members of the Board shall be filed in the regular minute books of the Corporation.

ARTICLE III

OFFICERS:     POWERS AND DUTIES

Section  1.        Officers.           The officers of the Corporation shall consist of a Chairman of the Board and a President (each of whom shall be a director), one or more Vice Presidents, a Treasurer, one or more Secretaries, and such other Assistant Vice Presidents, Assistant Treasurers, or other officers, as from time to time, may appear to the Board of Directors necessary or desirable for the conduct of the affairs of the Corporation. Any two offices may be held by the same person, except that any person holding office as Secretary shall not also hold the office of Chairman of the Board or President, and no officer may execute, acknowledge or verify any instrument in more than one capacity if required by law or these Regulations to be executed, acknowledged or verified by two or more officers.

Section  2.        Appointment, Term and Removal.          So far as practicable all officers, except those whose appointment is herein otherwise provided for, shall be elected or appointed by the Board of Directors at its organizational meeting after the annual meeting of the shareholders each year, and (unless sooner disqualified) shall serve until the annual meeting of the shareholders next following their election or appointment, as the case may be, and until their successors shall be elected or appointed. Any such officer may, however, be removed with or without cause at any time by the Board of Directors.

–   3   –

Section  3.        Subordinates, Officers and Agents.     The Board of Directors, in its discretion, may from time to time appoint such subordinate officers, employees and agents as it may deem advisable and may remove or suspend the same at pleasure; or it may delegate to the Chairman of the Board or the President authority to make such appointment.

Section  4.        Chairman and President.          The Chairman of the Board shall preside and make reports when present at all meetings of the shareholders and the Board of Directors, unless otherwise provided by law.

The President shall be the chief executive officer of the Corporation and shall have general and active direction and control of the affairs of the Corporation. The President shall be a member of the Board of Directors, and in the absence of the Chairman of the Board, shall preside and make reports at all meetings of the shareholders and the Board of Directors.

The President shall appoint and fix the duties and compensation of any and all employees and agents of the Corporation whose appointment is not otherwise provided for. The President shall have authority to remove or suspend such employees or agents as shall not have been appointed by the Board of Directors or by a committee of the Board of Directors. The President shall also have power and authority, from time to time, to appoint and fix the compensation of one or more attorneys-in-fact, to prescribe their respective duties and the respective limits of their authority, and to revoke any such appointment, at any time, in his discretion. In general, the President shall have the authority and exercise all the powers and perform the duties of the chief executive officer of a corporation, except where otherwise provided by law.

The Chairman of the Board and the President shall each have general power and authority to sign and execute in the name and on behalf of the Corporation, any and all deeds, conveyances, leases, releases, satisfaction pieces, and other written instruments; to affix the corporate seal; to sign shares certificates; and to countersign checks, drafts and bills of exchange.

Section  5.        Vice Presidents and Assistant Vice Presidents.  Each Vice President and Assistant Vice President shall have power to sign and execute, in the name and on behalf of the Corporation, any and all deeds, conveyances, leases, releases, satisfaction pieces, and other written instruments; to affix the corporate seal; to sign share certificates; and to countersign checks, drafts and bills of exchange. In the absence of a resolution of the Board to the contrary, the several Vice Presidents, other than those whose authority may be expressly limited, shall act, in the order of their appointment, in the place of the President, exercising all his or her powers and performing his or her duties, during his or her absence or disability.

–   4   –

Section  6.        Secretaries and Assistant Secretaries.     Each of the Secretaries and Assistant Secretaries shall have power and authority to attest any and all instruments or writings to which the corporate seal may be affixed. The several Secretaries shall exercise the powers and perform the duties usually apper-taining to the secretary of a corporation; provided that the President may assign to the respective Secretaries particular duties to be performed by them and shall, from time to time, assign to one of the Secretaries the duty of giving notices of meetings of the shareholders and of the Board of Directors and of keeping minutes of the proceedings thereat.

The Assistant Secretaries shall, in the absence or disability of the Secretaries, perform the duties of such officers and shall generally assist such officers.

Section  7.        Treasurer and Assistant Treasurer.          The Treasurer shall have custody of all funds and securities of the Corporation and shall have the general supervision of the books of account; the Treasurer shall have the power to endorse on behalf of the Corporation for collection, checks, notes, and other obligations and shall deposit the same to the credit of the Corporation at such banks or depositories as shall have been properly appointed for such purpose; the Treasurer shall give such bonds for the faithful performance of his or her duties as the Board of Directors may determine.

The Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties of such officer and shall generally assist such officer.

Section  8.        Accounting.           The President shall also, from time to time, designate one of the officers whose duties (in addition to any other which may be assigned to him or her) shall be to keep the accounts and books of the Corporation in proper order and ready for inspection at any time when requested by the Board of Directors; to prepare for submission to the Board of Directors, semi-annually, a full and complete statement of all assets and liabilities of the Corporation; and to prepare and file, when due, any and all tax returns or other statements or certificates required by law. In his or her absence or disability, such other officer as the President may designate shall perform the duties assigned to him or her.

Section  9.        Additional Powers and Duties.     In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in the Regulations or as may, from time to time, be prescribed by the Board of Directors, the Chairman of the Board or the President.

–   5   –

Section  10.      Apparent Authority.         Any act done by any officer of the Corporation within the apparent scope of his or her authority shall be binding upon the Corporation, and no person dealing with the Corporation shall be bound to inquire with respect to the actual extent of such authority.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another company, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Each director, officer or employee requesting indemnification shall provide the Corporation with a written undertaking to repay any amounts advanced or paid by the Corporation should it be determined that the person was not entitled to be indemnified.

ARTICLE V

SHARES AND SHARE CERTIFICATES

The shares of the Corporation shall be represented by certificates, in form prescribed by law, which shall be signed by the Chairman of the Board or the President or a Vice President and a Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation.

ARTICLE VI

SIGNATURE OF CHECKS, ETC.

All checks, drafts and bills of exchange shall be signed by persons authorized by the Board of Directors.

–   6   –

ARTICLE VII

ADOPTION, AMENDMENT OR RESCISSION

The Regulations may be adopted, amended or repealed by an affirmative vote of the majority of the holders of the shares at the time entitled to vote at a meeting held for that purpose or may be adopted, amended or repealed without a meeting by the written consent of the holders of two-thirds of shares. As permitted by Ohio law, the Board of Directors shall have emergency power to adopt, amend to repeal any Regulation which by statute only the shareholders have power to so adopt or expand.

If any Regulation pertaining to an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Regulation adopted, amended or repealed, together with a concise statement of changes; provided that notice of any proposed rescission, amendment or alteration of the Regulations shall have been submitted to the Board in writing at the preceding regular meeting or included in the notice, or waiver of notice, of the meeting at which such rescission, amendment or alteration is effected.

Code of Regulations of

WESTERN ROW PROPERTIES, INC.

Adopted on September 14, 1992

–   7   –

AMENDMENT TO THE BY-LAWS AS OF July 18, 2002

RESOLVED, that each of the officers of the Corporation is authorized to delegate his or her respective signature or voting authority granted by the Corporation’s Certificate of Incorporation and By-Laws and laws of the states in which the Corporation is incorporated and qualified to do business by a writing (i) specifying the scope of the authority being delegated by the writing, (ii) identifying the delegate either by name or as the incumbent of a position, and (iii) advising the delegate that he or she will have no authority to redelegate the signature authority being delegated;

RESOLVED, that none of the authority granted in the above resolution will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority;

RESOLVED, that any conflict between the foregoing resolutions with respect to delegation of authority and the By-Laws of the Corporation shall be resolved in favor of the resolutions herein, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;

RESOLVED, that the number of directors comprising the Board of Directors of the Corporation be at least one (1) and not more than fifteen (15); and that any conflict between this resolution and the by-laws of the Corporation or any prior resolution adopted by the Board of Directors of the Corporation shall be resolved in favor of this resolution, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;